Exhibit 23.3

CAWLEY, GILLESPIE & ASSOCIATES, INC.

PETROLEUM CONSULTANTS

13640 BRIARWICK DRIVE, SUITE 100 AUSTIN, TEXAS 78729-1707 512-249-7000	306 WEST SEVENTH STREET, SUITE 302 FORT WORTH, TEXAS 76102-4987 817- 336-2461 www.cgaus.com	1000 LOUISIANA STREET, SUITE 625 HOUSTON, TEXAS 77002-5008 713-651-9944

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 and any amendment thereof of Athlon Energy Inc. of information relating to our audit of their reserves and reserves present value as of December 31, 2011 and 2012 for Athlon Energy Inc. and its predecessors filed as an appendix and/or exhibit to the prospectus of Athlon Energy Inc.’s Registration Statement on Form S-1 (File No. 333-189109) (the “Registration Statement”).  We also consent to all references to our firm in the prospectus included in such Registration Statement, including under the heading “Experts.”

Sincerely,

/s/ Robert Ravnaas
Cawley, Gillespie & Associates, Inc.
Texas Registered Engineering Firm F-693

Fort Worth, Texas
August 20, 2013